EX-99.(16)

POWER OF ATTORNEY

The undersigned trustees of AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS), a Delaware statutory trust (the “Registrant”), hereby appoint SHERI MORRIS and JEFFREY H. KUPOR (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 with respect to the proposed reorganizations listed on Exhibit A, attached hereto, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 1st day of December, 2020.

/s/ David C. Arch	/s/ Prema Mathai-Davis
David C. Arch	Prema Mathai-Davis

/s/ Beth Ann Brown	/s/ Joel W. Motley
Beth Ann Brown	Joel W. Motley

/s/ Teresa M. Ressel
Bruce L. Crockett	Teresa M. Ressel

/s/ Jack M. Fields	/s/ Ann Barnett Stern
Jack M. Fields	Ann Barnett Stern

/s/ Robert C. Troccoli
Martin L. Flanagan	Robert C. Troccoli

/s/ Cynthia Hostetler	/s/ Daniel S. Vandivort
Cynthia Hostetler	Daniel S. Vandivort

/s/ Eli Jones	/s/ James D. Vaughn
Eli Jones	James D. Vaughn

/s/ Elizabeth Krentzman	/s/ Christopher L. Wilson
Elizabeth Krentzman	Christopher L. Wilson

/s/ Anthony J. LaCava, Jr.
Anthony J. LaCava, Jr.

Exhibit A
Target Fund Name	Acquiring Fund Name
AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Invesco V.I. Value Opportunities Fund	Invesco V.I. American Value Fund
AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Invesco V.I. Managed Volatility Fund	Invesco V.I. Equity and Income Fund